UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 21, 2006

Commerce Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	1-12069	22-2433468
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ 08034-5400
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(856) 751-9000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 21, 2006, the Board of Directors of Commerce Bancorp, Inc. (the “Company”) ratified the following items approved by the Company’s Compensation Committee:

•	Board Compensation for Service on the Board and its Committees:

-	Annual cash retainer of $35,000;
-	Attendance per meeting $1,500;
-	Grant of options to purchase 7,500 shares of the Company’s common stock[1]
-	Annual retainer of $30,000 to the Chair of the Audit Committee;
-	Annual retainer of $30,000 to the Chair of the Nominating and Governance Committee; and
-	Annual retainer of $15,000 to the Chair of the Compensation Committee.

•	2005 Bonuses for Certain Executive Officers:

Name	Title	Cash Bonus	Stock Option Grants [1]
Vernon W. Hill, II	Chairman, President and Chief Executive Officer	$0	500,000
Robert D. Falese, Jr.	President, Commercial & Investment Banking	$0	150,000
Dennis M. DiFlorio	President, Retail/Support	$0	150,000
George E. Norcross, III	Chairman & Chief Executive Officer, Commerce Insurance Services, Inc.	$0	100,000
Peter M. Musumeci, Jr.	Executive Vice President, Credit/Loan Admin	$0	50,000

•	2006 Base Salaries of Certain Executive Officers:

Name	Title	Base Salary
Vernon W. Hill, II	Chairman, President and Chief Executive Officer	$1,000,000
Robert D. Falese, Jr.	President, Commercial & Investment Banking	$900,000
Dennis M. DiFlorio	President, Retail/Support	$900,000
George E. Norcross, III	Chairman & Chief Executive Officer, Commerce Insurance Services, Inc.	$950,000
Peter M. Musumeci, Jr.	Executive Vice President, Credit/Loan Admin	$650,000

1 Grants made at exercise price of $36.37 per share, the market price on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Commerce Bancorp, Inc.

March 23, 2006	By:	/s/ Douglas J. Pauls
	Name:	Douglas J. Pauls
	Title:	Senior Vice President and Chief Financial Officer